Exhibit 99

MALIBU BOATS, INC. ANNOUNCES FIRST QUARTER FISCAL 2015 RESULTS
Net Sales Increased 10.1% to $47.7 million
Gross Profit Increased 9.7% to $12.1 million
Adjusted EBITDA Margin of 16.9%
Loudon, TN - November 4, 2014 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the first quarter of fiscal 2015 ended September 30, 2014.
Highlights for the First Quarter of Fiscal 2015

•
Net sales for the first quarter of fiscal 2015 increased 10.1% to $47.7 million compared to the first quarter of fiscal 2014. Unit volume increased 1.8% to 673 boats and net sales per unit increased 8.1% during the same period to $70,815.

•	Gross profit for the first quarter of fiscal 2015 increased 9.7% to $12.1 million compared to the first quarter of fiscal 2014.

•	Adjusted EBITDA for the first quarter of fiscal 2015 was $8.1 million, a decrease of $0.1 million compared to the same period in fiscal 2014.

•
Adjusted fully distributed net income for the first quarter of fiscal 2015 was $4.3 million, or $0.19 per share, on a fully distributed weighted average share count of 22.5 million shares of Class A Common Stock.

Jack Springer, Chief Executive Officer, stated, "Our first fiscal quarter for 2015 continues what we have accomplished in every previous quarter since becoming a public company; we met or exceeded our plans and delivered a strong quarter despite tough comparisons from last year. Revenues, Adjusted EBITDA and Earnings per Share were what we planned to achieve. I continue to be confident that we will be able to meet or exceed our growth plan. The first quarter is always a challenging quarter. Dealers are moving previous year inventory and many, historically, had not been exposed to new boats, innovations and features. This year, we did an exceptional job of getting dealers acclimated to and knowledgeable about the new boats and features early and often. The result has been an overwhelming excitement and embrace of the most new products in Malibu’s history. We have seen this in our dealer’s response to product and their order patterns."
Mr. Springer continued, "We expect that our second fiscal quarter will again be a good quarter. At our National Dealer meeting in November, we will be debuting two new models which are well positioned to be successful as boat shows begin in January. In addition, the new A22 and new 22 VLX have been very strong out of the gate. Further, our 23 LSV, which was new last year, continues to exhibit strong order flow. In spite of foreign exchange fluctuations and European weakness, we continue to be positioned to meet our previously announced financial and performance targets."

Exhibit 99

Results of Operations for the First Quarter of Fiscal 2015

	Three Months Ended September 30,
	2014	2013
	(In thousands, except unit volume)
Net sales	$47,659	$43,304
Cost of sales	35,566	32,283
Gross profit	12,093	11,021
Operating expenses:
Selling and marketing	1,638	1,432
General and administrative	6,426	1,955
Amortization	724	1,294
Operating income	3,305	6,340
Other income (expense):
Other	—	3
Interest expense	(9)	(1,164)
Other expense	(9)	(1,161)
Net income before provision for income taxes	3,296	5,179
Provision for income taxes	907	—
Net income	2,389	5,179
Net income attributable to non-controlling interest	1,009	5,179
Net income attributable to Malibu Boats, Inc.	$1,380	$—

Unit Volumes	673	661
Net Sales per Unit	$70,815	$65,514
Comparison of the First Quarter Ended September 30, 2014 to the First Quarter Ended September 30, 2013
Net sales for the three months ended September 30, 2014 increased 10.1% to $47.7 million from $43.3 million for the three months ended September 30, 2013. The increase in net sales was the result of a 1.8% increase in the number of boats sold to 673 from 661 and a 8.1% increase in net sales per unit to $70,815 from $65,514 in the comparable fiscal first quarter last year. The volume increase in the first quarter of fiscal 2015 was attributable to incremental production days versus the same period in fiscal 2014, which increased the number of units shipped and billed. The increase in net sales per unit for the three months ending September 30, 2014, as compared to same period in 2013, was primarily driven by increased sales prices on new model year boats and increased demand for optional features. Furthermore, non-boat related sales, comprising boat parts and accessories sales to Australia and our dealers and royalty income, increased 20.0% when compared to the same period in fiscal 2014.
Gross profit for the three months ended September 30, 2014, increased 9.7% to $12.1 million from $11.0 million for the three months ended September 30, 2013. The increase in gross profit resulted primarily from higher average selling prices, offset by lower margins on increased non-boat related sales, primarily to our Australian licensee. Gross margin decreased 10 basis points to 25.4% for the three months ended September 30, 2014, from 25.5% for the same period in fiscal 2014.
Selling and marketing expense for the three month period ended September 30, 2014, increased 14.4% to $1.6 million from $1.4 million for the three months ended September 30, 2013. The increase in selling and marketing expense resulted primarily from the increased sales volume and the timing of promotional efforts.
General and administrative expenses, excluding amortization expense, for the three months ended September 30, 2014, increased $4.5 million to $6.4 million from $2.0 million for the three months ended September 30, 2013, largely attributable to legal fees of $2.5 million associated with Pacific Coast Marine Windshields Ltd. and Nautique litigation. The balance of the increase was partially due to recurring stock compensation charges, expen

Exhibit 99

ses related to the acquisition of our Australian licensee and incremental costs related to being a public company. These charges primarily included additional fees for audit, tax, investor relations, and directors and officers insurance. Amortization expense decreased $0.6 million to $0.7 million from $1.3 million for the three month period ended September 30, 2013.
Operating income for the three month period ended September 30, 2014, decreased to $3.3 million from $6.3 million for the three month period ended September 30, 2013. Adjusted EBITDA margin decreased in the first quarter of fiscal 2015 to 16.9% from 18.8% in the first quarter of fiscal 2014.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss first quarter fiscal 2015 results today, November 4, 2014, at 4:45 p.m. Eastern Standard Time. Investors and analysts can participate on the conference call by dialing (855) 433-0928 or (484) 756-4263 and using Conference ID #21189804. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.malibuboats.com. A replay of the webcast will also be archived on the company’s website for twelve months.
About Malibu Boats, Inc.
Malibu Boats is a leading designer, manufacturer and marketer of performance sport boats, with the #1 market share position in the United States since 2010. The Company has two brands of performance sport boats, Malibu and Axis Wake Research (Axis). Since inception in 1982, the Company has been a consistent innovator in the powerboat industry, designing products that appeal to an expanding range of recreational boaters and water sports enthusiasts whose passion for boating and water sports is a key aspect of their lifestyle.
Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statement in this press release concerning our ability to benefit from our market position in the performance sport boat industry and a recovery in the overall segment.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, the successful introduction of our new products, and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Use and Definition of Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Fully Distributed Net Income. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net

Exhibit 99

income as determined in accordance with GAAP or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring and non-operating expenses, including management fees and expenses, certain professional fees, acquisition related expenses, non-cash compensation expense and offering related expenses. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Management believes Adjusted EBITDA and Adjusted EBITDA Margin are useful because they allow management to evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods, capital structure and non-recurring and non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
We define Adjusted Fully Distributed Net Income as net income attributable to Malibu (i) excluding income tax expense, (ii) excluding the effect of non-recurring and non-cash items, (iii) assuming the exchange of all Units ("LLC Units") of Malibu Boats Holdings, LLC (the "LLC") into shares of Class A common stock, which results in the elimination of noncontrolling interest in the LLC, and (iv) reflecting an adjustment for income tax expense on fully distributed net income before income taxes (assuming no income attributable to non-controlling interests) at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc, before non-recurring or non-cash items and the effects of noncontrolling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash and non-recurring items, and eliminates the variability of noncontrolling interest as a result of member owner exchanges of LLC Units into shares of Class A Common Stock.
A reconciliation of our net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin, and of our net income attributable to Malibu Boats, Inc. stockholders to Adjusted Fully Distributed Net Income is provided under "Reconciliation of Non-GAAP Financial Measures".

Investor Contacts

Malibu Boats, Inc.
Wayne Wilson
Chief Financial Officer
(865) 458-5478

ICR
John Rouleau/Rachel Schacter
(203) 682-8200
John.Rouleau@icrinc.com
Rachel.Schacter@icrinc.com

Media Contact

Malibu Boats, Inc.
Mike Quinlan
Director of Marketing
(865) 458-5478

Exhibit 99

MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share data)

	Three Months Ended September 30,
	2014	2013
Net sales	$47,659	$43,304
Cost of sales	35,566	32,283
Gross profit	12,093	11,021
Operating expenses:
Selling and marketing	1,638	1,432
General and administrative	6,426	1,955
Amortization	724	1,294
Operating income	3,305	6,340
Other income (expense):
Other	—	3
Interest expense	(9)	(1,164)
Other expense	(9)	(1,161)
Net income before provision for income taxes	3,296	5,179
Provision for income taxes	907	—
Net income	$2,389	$5,179
Net income attributable to non-controlling interest	1,009	5,179
Net income attributable to Malibu Boats, Inc.	$1,380	$—

Weighted average shares outstanding used in computing net income per share:
Basic	14,783,986
Diluted	21,426,037
Net income available to Class A Common Stock per share:
Basic	$0.09
Diluted	$0.09

Exhibit 99

MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2014	June 30, 2014
	(Unaudited)
Assets
Current assets
Cash	$17,810	$12,173
Trade receivables, net	10,213	6,475
Inventories, net	17,352	12,890
Deferred tax asset	451	500
Prepaid expenses	1,884	2,272
Total current assets	47,710	34,310
Property and equipment, net	11,885	10,963
Goodwill	5,718	5,718
Other intangible assets	11,634	12,358
Deferred tax asset	58,762	21,452
Total assets	$135,709	$84,801
Liabilities
Current liabilities
Accounts payable	16,345	7,161
Accrued expenses	36,372	32,684
Income taxes and tax distribution payable	924	2,121
Deferred tax liabilities	—	995
Total current liabilities	53,641	42,961
Deferred gain on sale-leaseback	131	134
Payable pursuant to tax receivable agreement	47,664	13,636
Total liabilities	101,436	56,731
Commitments and contingencies
Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 15,436,944 shares issued and outstanding as of September 30, 2014; 11,064,201 authorized, issued or outstanding as of June 30, 2014	153	110
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 43 shares issued and outstanding as of September 30, 2014; 44 authorized, issued or outstanding as of June 30, 2014	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of September 30, 2014 and June 30, 2014	—	—
Additional paid in capital	27,859	23,835
Accumulated deficit	(3,296)	(4,676)
Total stockholders' equity attributable to Malibu Boats, Inc.	24,716	19,269
Non-controlling interest	$9,557	$8,801
Total stockholders’ equity	$34,273	$28,070
Total liabilities and equity	$135,709	$84,801

Exhibit 99

MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited):
The following table sets forth a reconciliation of net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended September 30,
	2014	2013
Net income	$2,389	$5,179
Provision for income taxes	907	—
Interest expense	9	1,164
Depreciation	543	296
Amortization	724	1,294
Management fees and expenses [1]	—	22
Professional fees [2]	2,551	169
Acquisition related expenses [3]	397	—
Stock based compensation expense [4]	487	32
Offering related expenses [5]	44	—
Adjusted EBITDA	$8,051	$8,156
Adjusted EBITDA margin	16.9%	18.8%

(1)	Represents management fees and out-of-pocket expenses paid pursuant to our management agreement with Malibu Boats Investor, LLC, an affiliate, which was terminated upon the closing of the IPO.
(2)	Represents legal and advisory fees related to our litigation with Pacific Coast Marine Windshields Ltd. and Nautique Boat Company, Inc.
(3)	Represents legal and advisory services incurred in connection with our acquisition of Malibu Boats Pty. Ltd completed on October 23, 2014.
(4)
Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(5)	Represents legal, accounting and other expenses directly related to our follow-on equity offering that closed on July 15, 2014.

Exhibit 99

Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Unaudited):
The following table sets forth a reconciliation of net income attributable to Malibu Boats, Inc. stockholders to Adjusted Fully Distributed Net Income for the periods presented (dollars in thousands, except per share data):

	Three Months Ended September 30,
	2014	2013

Net income attributable to Malibu Boats, Inc.	$1,380	$—
Provision for income taxes	907	—
Management fees and expenses [1]	—	22
Professional fees [2]	2,551	169
Acquisition related expenses [3]	397	—
Stock based compensation expense [4]	487	32
Offering related expenses [5]	44	—
Net income attributable to non-controlling interest [6]	1,009	5,179
Fully distributed net income before income taxes	6,775	5,402
Income tax expense on fully distributed income before income taxes [7]	2,439	1,945
Adjusted Fully Distributed net income	4,336	3,457

Adjusted Fully Distributed Net Income per share of Class A Common Stock [8]:
Basic	$0.19	$0.15
Diluted	$0.19	$0.15

Weighted average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income [9]:
Basic	22,502,031	22,502,031
Diluted	22,502,031	22,502,031

(1)	Represents management fees and out-of-pocket expenses paid pursuant to our management agreement with Malibu Boats Investor, LLC, an affiliate, which was terminated upon the closing of the IPO.
(2)	Represents legal and advisory fees related to our litigation with Pacific Coast Marine Windshields Ltd. and Nautique Boat Company, Inc.
(3)	Represents legal and advisory services incurred in connection with our acquisition of Malibu Boats Pty. Ltd completed on October 23, 2014.
(4)
Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(5)	Represents legal, accounting and other expenses directly related to our follow-on equity offering that closed on July 15, 2014.
(6)
Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock. Earnings prior and up to our IPO on February 5, 2014 were entirely allocable to members of the
LLC, as such we updated our historical presentation to attribute these earnings to the non-controlling interest LLC Unit holders.

(7)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 36.0% of income before income taxes assuming the conversion of all LLC Units into shares of Class A Common Stock and the tax impact of excluding strategic and financial restructuring expenses. The estimated normalized annual effective income tax rate is based on the federal statutory rate plus a blended state rate adjusted for deductions under Section 199 of the Internal Revenue Code of 1986, as amended, and state taxes attributable to the LLC.

(8)	Adjusted fully distributed net income divided by the shares of Class A Common Stock outstanding in (9) below.
(9)
Shares of Class A Common Stock represents (i) the 15,436,944 shares of Class A Common Stock outstanding as of September 30, 2014, plus (ii) the 7,001,844 remaining LLC Units not held by the Company as of September 30, 2014 as if they were exchanged on a one-for-one basis for the Company's Class A Common Stock, plus (iii) the 63,243 fully vested stock units outstanding as of September 30, 2014 granted to directors for their services. For September 30, 2013, the Company assumed the same number of shares of Class A Common Stock shares outstanding as of September 30, 2014.